Exhibit 99.1

Media Relations:                    Investor Relations:
Pilar Barrigas                        Mitch Haws
(949) 231-3061                    (949) 231-3223

Skyworks Updates Q3 FY19 Outlook

Revised Outlook Reflects Impact of U.S. Department of Commerce Actions Against Huawei

IRVINE, Calif., June 4, 2019 – Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high performance analog semiconductors connecting people, places and things, today announced it is updating its outlook for the third fiscal quarter of 2019 ending June 28, 2019. This update reflects the expected impact on Skyworks of the U.S. Bureau of Industry and Security (BIS) of the U.S. Department of Commerce placing Huawei Technologies Co. and certain of its affiliates on the Bureau’s Entity List. Skyworks ceased all shipments to Huawei and its affiliates as of the date Huawei was added to the Entity List and cannot currently predict if and when shipments will resume.
Skyworks’ past shipments to Huawei and its affiliates include both mobile and wireless infrastructure solutions. During the first six months of fiscal 2019, sales to Huawei were approximately 12 percent of Skyworks’ total revenue.
The outlook provided during Skyworks’ second fiscal quarter 2019 earnings conference call on May 2, 2019, did not anticipate the addition of Huawei to the Entity List and the cessation of shipments to Huawei and its affiliates. As a result, the company is revising its outlook for revenue and non-GAAP EPS for the third fiscal quarter of 2019, assuming no further shipments to Huawei occur this quarter. The company now expects:

•	Revenue between $755 million and $775 million, compared to the prior outlook of between $815 million and $835 million;

•	Non-GAAP diluted earnings per share of $1.34 at the midpoint of the revenue range, compared to the prior outlook of $1.50.

This update is based on information available to management as of the date of this release. Skyworks undertakes no obligation to update the information in this release in the event facts or circumstances change after the date of this release.

Discussion Regarding the Use of Non-GAAP Financial Measures
This press release contains a forward-looking estimate of non-GAAP diluted earnings per share for the third quarter of our 2019 fiscal year (“Q3 2019”). We are unable to provide a reconciliation of our forward-looking estimate to Q3 2019 GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q3 2019 (other than estimated share-based compensation expense of $0.10 to $0.15 per diluted share, and estimated amortization of intangibles of $0.05 to $0.07 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include changes in our GAAP effective tax rate, one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), acquisition-related expenses, litigation settlement gains, losses and expenses and other non-recurring items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: cessation of shipments of products to our customers as a result of a customer being added to the U.S. Commerce Department’s Entity List; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; our reliance on several key customers for a large percentage of our sales; the volatility of our stock price; declining selling prices, decreased gross margins, and loss of market share as a result of increased competition; our ability to obtain design wins from customers; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, imposition of trade protection measures (e.g., tariffs or taxes), increased import/export restrictions and controls, and possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies, and achieve higher levels of design integration; the quality of our products and any defect remediation costs; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only, and are the property of their respective owners.

###